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                                                                      Exhibit 99



         [LETTERHEAD OF SILVER, FREEDMAN & TAFF, L.L.P. APPEARS HERE]




                                                          December 16, 1999


Bay View Securitization Corporation
2121 South El Camino Real
San Mateo, California 94403

     Re:  Bay View 1999-LG-1 Auto Trust
          -----------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel to Bay View Securitization Corporation in connection with the filing of the Registration Statement (Registration No. 33-16233) filed by Bay View Securitization Corporation with the United States Securities and Exchange Commission (the "Commission") in connection with the offering of the Certificates (as amended, the "Registration Statement") providing for the issuance of Automobile Receivable Pass-Through Certificates (the "Certificates") by the Bay View Auto Trusts. In such capacity, we hereby confirm to you our opinion (as set forth hereinbelow) with respect to such of the federal income tax consequences of the purchase, ownership and disposition of the Certificates as is set forth under the heading "Federal Income Tax Consequences" in the Prospectus included in the Registration Statement dated January 24, 1997 as supplemented by the Prospectus Supplement dated December 9, 1999. Such descriptions, however, do not purport to discuss all federal income tax ramifications of the proposed issuance of the Certificates. All capitalized terms used herein, unless otherwise specified, have the meanings assigned to them in the Registration Statement.
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December 16, 1999
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DESCRIPTION OF THE TRANSACTION
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     The Bay View 1999-LG-1 Auto Trust was formed pursuant to the Pooling and
Servicing Agreement dated December 14, 1999 to issue the Certificates. The Trust is owned beneficially by the holders of the Certificates. The Certificates consist of (i) 6.12912% Class A-1 Automobile Receivable Backed Certificates in the aggregate principal amount of $42,750,000 (the "Class A-1 Certificates"); (ii) 6.88% Class A-2 Automobile Receivable Backed Certificates in the aggregate principal amount of $97,000,000 (the "Class A-2 Certificates");
(iii) 6.91% Class A-3 Automobile Receivable Backed Certificates in the aggregate principal amount of $55,000,000 (the "Class A-3 Certificates"); (iv) 7.07% Class A-4 Automobile Receivable Backed Certificates in the aggregate principal amount of $52,023,107 ("Class A-4 Certificates"); (v) the Class I Interest Only Automobile Receivable Backed Certificates (the "Class I Certificates"); and (vi) the Class IC Interest Only Automobile Receivable Backed (the "Class IC Certificate"). (The Class A-1 Certificates, the Class A-2 Certificates the Class A-3 Certificates and the Class A-4 Certificates are hereinafter collectively referred to as the "Class A Certificates," and the Class A Certificates and the Class I Certificates are hereinafter collectively referred to as the "Offered Certificates.") Each of the Offered Certificates represents a fractional undivided interest in the Trust. The Trust's assets consist mainly of the Receivables, certain monies due thereunder, security interests in the related Financed Vehicles, monies on deposit in the Certificate Account and the proceeds thereof, any proceeds from claims on certain insurance policies relating to the Financed Vehicles or the related Obligors. The Class IC Certificate was issued to the Depositor.

FACTUAL ASSUMPTIONS, REPRESENTATIONS AND LIMITATIONS
----------------------------------------------------

     This opinion is based on the qualifications and assumptions set forth in the Registration Statement, including the assumption that the terms of the Pooling and Servicing Agreement and related documents will be complied with, and that (i) the Trust will make a proper election not to be treated as an association taxable as a corporation pursuant to the final "check-the-box" regulations issued by the Department of the Treasury on December 17, 1996 and effective as of January 1, 1997 (the "Check-the-Box Regulations"), by timely filing Form 8832, Entity Classification Election, with the appropriate IRS service center as further provided in the Pooling and Servicing Agreement, (ii) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations, and (iii) there will be more than one holder of the Certificates. This opinion assumes the Trust will not fail to continue to meet the definition of a partnership after its formation.

OPINION
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     In order to be classified as a partnership for federal income tax purposes, an entity must satisfy certain statutory requirements set forth in the Code, regulations promulgated thereunder and other judicial requirements developed through court rulings and IRS interpretations. In general, the Code prescribes the classification of various organizations for federal tax purposes without regard to whether the entity is recognized as an entity under local law. A partnership, for federal tax
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December 16, 1999
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purposes, is a business entity that has at least two members and is not a corporation under the Check-the-Box Regulations. The Check-the-Box Regulations further provide that a business entity that is not classified as a corporation under the Check-the-Box Regulations that has at least two members can elect to be classified as either a partnership or corporation for federal tax purposes.
An election is made by filing a completed Form 8832, Entity Classification Election, with the service center designated on Form 8832 within the applicable time period specified in the Check-the-Box Regulations.

     In the opinion of Silver, Freedman & Taff, L.L.P., under current law and based on the foregoing Factual Assumptions, Representations and Limitations, the Trust is not a corporation and will not be classified as an association (or publicly traded partnership) taxable as a corporation for United States federal income tax purposes, but will be classified as a partnership. And, as a result of the Trust's tax classification, each Certificate Owner will be required to include in its gross income its pro rata share of the Trust's items of income, gain, loss, deductions and credits, as well as any original issue discount accrued with respect to the Receivables whether or not cash is actually distributed to the Certificate Owner.

     We hereby consent to the filing of this opinion and to the reference to us under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming part of the Registration Statement. However, nothing contained herein shall be construed as an admission by us that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     Except as mentioned above, the opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.

                              Very truly yours,

                              /s/ Silver, Freedman & Taff, L.L.P.

                              Silver, Freedman & Taff, L.L.P.